QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of The Stanley Works for the registration of $450,000,000 Enhanced Trust Preferred Securities and to the incorporation by reference therein of our reports dated February 21, 2006, with respect to the consolidated financial statements and schedule of The Stanley Works, The Stanley Works management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Stanley Works, included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                        /s/ Ernst & Young LLP

Hartford, Connecticut
April 3, 2006

QuickLinks

Consent of Independent Registered Public Accounting Firm